UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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KILROY REALTY CORPORATION

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Proxy-Season KILROY Engagement Update REALTY Spring 2021 KILROY REALTY | 0Proxy-Season KILROY Engagement Update REALTY Spring 2021 KILROY REALTY | 0

DISCLAIMER This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws. KILROY REALTY | 1DISCLAIMER This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws. KILROY REALTY | 1

LEGACY SEVERANCE AGREEMENTS WITH OUR CEO AND COO • Our former COO Mr. Hawken’s severance agreement was a legacy arrangement that dated back more than a decade and had not drawn any specific commentary or questions from our stockholders until discussions leading up to our 2020 Annual Meeting, despite the fact that we proactively engage with a significant portion of our investors regularly • As disclosed in our 2020 and 2021 proxy statements, the cash severance arrangement included in Mr. Hawken’s employment agreement was not only triggered by “termination by the company without cause or by Hawken for good reason”, but also in the event the Company decided not to extend the term of the employment agreement. That is, the severance benefits triggered by the Company’s termination of Mr. Hawken’s employment in July 2020 would have been triggered in March 2020 had the Company not extended Mr. Hawken’s employment agreement (or extended it on less favorable terms for Mr. Hawken) at that time This legacy severance provision in Mr. Hawken’s employment agreement (triggering severance benefits if the Company failed to extend the term of the agreement upon substantially the same (or better) compensation and other terms for the executive) has not been included in any of the Company’s other employment agreements that are currently in effect, and the Company commits to not including this provision in any new employment agreements in the future • Our CEO Mr. Kilroy’s employment agreement does not include the same provision as Mr. Hawken’s agreement • The level of severance benefits provided to Mr. Kilroy, if his employment was terminated by the Company without cause or if Mr. Kilroy quit for good reason, are legacy provisions that relate back to Mr. Kilroy’s 2012 employment agreement and prior arrangements. In negotiating Mr. Kilroy’s 2018 employment agreement, our Board and Compensation Committee determined that it was critical to retain Mr. Kilroy and our Compensation Committee believed that removing or replacing these severance provisions (which may never be triggered) would have resulted in unreasonable expense for the Company and/or a corresponding increase in other benefits provided KILROY REALTY | 2 Mr. Hawken Mr. KilroyLEGACY SEVERANCE AGREEMENTS WITH OUR CEO AND COO • Our former COO Mr. Hawken’s severance agreement was a legacy arrangement that dated back more than a decade and had not drawn any specific commentary or questions from our stockholders until discussions leading up to our 2020 Annual Meeting, despite the fact that we proactively engage with a significant portion of our investors regularly • As disclosed in our 2020 and 2021 proxy statements, the cash severance arrangement included in Mr. Hawken’s employment agreement was not only triggered by “termination by the company without cause or by Hawken for good reason”, but also in the event the Company decided not to extend the term of the employment agreement. That is, the severance benefits triggered by the Company’s termination of Mr. Hawken’s employment in July 2020 would have been triggered in March 2020 had the Company not extended Mr. Hawken’s employment agreement (or extended it on less favorable terms for Mr. Hawken) at that time This legacy severance provision in Mr. Hawken’s employment agreement (triggering severance benefits if the Company failed to extend the term of the agreement upon substantially the same (or better) compensation and other terms for the executive) has not been included in any of the Company’s other employment agreements that are currently in effect, and the Company commits to not including this provision in any new employment agreements in the future • Our CEO Mr. Kilroy’s employment agreement does not include the same provision as Mr. Hawken’s agreement • The level of severance benefits provided to Mr. Kilroy, if his employment was terminated by the Company without cause or if Mr. Kilroy quit for good reason, are legacy provisions that relate back to Mr. Kilroy’s 2012 employment agreement and prior arrangements. In negotiating Mr. Kilroy’s 2018 employment agreement, our Board and Compensation Committee determined that it was critical to retain Mr. Kilroy and our Compensation Committee believed that removing or replacing these severance provisions (which may never be triggered) would have resulted in unreasonable expense for the Company and/or a corresponding increase in other benefits provided KILROY REALTY | 2 Mr. Hawken Mr. Kilroy

2020 COMPENSATION PROGRAM UPDATES

Updates in Response to Stockholder Feedback

Since our 2019 annual meeting of stockholders, we reached out to stockholders owning ~62% of our outstanding common stock. Our Compensation Committee Chair and Lead Independent Director personally led the meetings

In response to valuable stockholder feedback, the Compensation Committee implemented the following changes for 2020:

1. **Enhanced the performance-based component of our long-term incentive (LTI) program** to strengthen the alignment between pay and performance among our NEOs *(see below)*
2. **Simplified our Annual Cash Incentive Program** to promote more clarity and objectivity in the program

Long-Term Incentive Program Changes

- ✓ Based on stockholder feedback, **increased performance-based RSUs to 100% of annual CEO LTI award**, compared to a median of 60% weighting among our peer company CEOs[1]
- ✓ Also **increased performance-based RSUs to 75% of annual LTI awards for other NEOs** who served as EVPs at the time of grant
- ✓ **Increased relative TSR and debt to EBITDA modifiers for the CEO from 1.5x to 1.75x** to put greater emphasis on stockholder returns (also increased modifiers from 1.33x to 1.5x for other NEOs)

Annual Incentive Program Changes

- ✓ **Simplified number of metrics** used in performance evaluation to promote a focused alignment of financial goals with company strategy
- ✓ Included **ESG-focused metrics** to incentivize carbon-neutral operations by the end of 2020, achievement of LEED certifications on new development, annual progress on human capital initiatives, and efficacy of in-season and off-season stockholder outreach
- ✓ **Assigned specific weightings for each NEO** to each performance category based on the NEO's area of responsibility

(1) Based on 2020 Proxy Statement peer group.

KILROY REALTY | 3

2020 EXECUTIVE COMPENSATION OVERVIEW

Program Structure Promotes Strong Alignment Between Pay and Performance

High proportion of at-risk and performance-based pay is designed to incentivize achievement of key strategic and financial performance measures, ensure alignment with stockholder interests, and help the Company attract and retain top talent in the highly competitive West Coast employment and commercial real estate markets. Quantitative analysis by independent, external proxy advisors has demonstrated alignment of Kilroy's CEO pay and relative performance for the past two years

Element	Objective	Design Features
Base Salary	• Recognize ongoing performance of job responsibilities and provide a regular source of income	• Competitive pay, taking into account job scope, position, knowledge, tenure, skills and experience
Short-Term Incentives	• Motivate and reward for achievement of pre-established annual financial and operational goals and other strategic objectives	• Payouts awarded under a **cash incentive performance measurement framework** based on specifically weighted performance metrics and qualitative goals, including ESG-focused goals • NEOs can earn 0% - 150% of target incentive, based on annual performance against the pre-established goals
Long-Term Incentives	• Emphasize long-term performance objectives • Align NEO and stockholder interests • Retain key executives through the performance and vesting periods	• **100% of CEO's annual LTI award is allocated in performance-based RSUs** and 75% of our annual LTI award for each other NEO who served as an EVP at the time of grant is allocated in performance-based RSUs with 25% in time-based RSUs • Performance-based RSU award is aligned with long-term performance: – Subject to performance-based vesting requirements over a three-year performance period; cliff vests to the extent performance goals are achieved at the end – FFO measure for the first year of the performance period, with complete forfeiture if **minimum FFO Per Share threshold** is not achieved in the grant year – Award is **further subject to relative TSR and average ratio of debt to EBITDA performance** over the entire three-year performance period

2020 Target CEO Total Direct Compensation



Base Salary 11%
Target Annual Cash Incentive 27%
Target Long-term Incentive* 62%

At-Risk and Performance-Based Pay[(1)]: 89%

*Grant date fair value approved by the Compensation Committee used to determine number of shares subject to annual long-term incentive awards.
(1) Performance-based pay includes the annual cash incentive plus the performance-based RSUs from the LTI awards.

KILROY REALTY | 4

WE REQUEST YOUR SUPPORT AT THE 2021 ANNUAL MEETING The Board Asks That You Vote FOR All Management Proposals On The Ballot Proposal 1. FOR Election of Each of the Seven Director Nominees Proposal 2. FOR Advisory Vote to Approve Named Executive Officer Compensation FOR Approval of Amendment and Restatement of Bylaws to Remove Independent Proposal 3. Committee Approval Requirement Separately Governed by Our Related Party Transactions Policy Proposal 4. FOR Ratification of Appointment of Independent Auditor KILROY REALTY | 5WE REQUEST YOUR SUPPORT AT THE 2021 ANNUAL MEETING The Board Asks That You Vote FOR All Management Proposals On The Ballot Proposal 1. FOR Election of Each of the Seven Director Nominees Proposal 2. FOR Advisory Vote to Approve Named Executive Officer Compensation FOR Approval of Amendment and Restatement of Bylaws to Remove Independent Proposal 3. Committee Approval Requirement Separately Governed by Our Related Party Transactions Policy Proposal 4. FOR Ratification of Appointment of Independent Auditor KILROY REALTY | 5